                                                                    EXHIBIT 11.1

                                  STATEMENT RE:
                       COMPUTATIONS OF NET LOSS PER SHARE

                                                                                   1999              1998
                                                                              ---------------   ---------------
          Numerator:
                    Numerator for basic and diluted loss per share -

                    Net loss before extraordinary item                        $    (3,688,009)  $    (3,741,074)


                    Extraordinary item                                               (496,069)          282,999
                                                                              ---------------   ---------------

                    Net loss                                                  $    (4,184,078)  $    (3,458,075)
                                                                              ===============   ===============

          Denominator:
                    Denominator for basic loss per share - weighted average
                    shares                                                         53,216,891        40,220,420

          Effect of dilutive securities:
                    Stock options and warrants                                           --                --
                                                                              ---------------   ---------------

                    Dilutive potential common shares                                     --                --
                                                                              ---------------   ---------------

                    Denominator for diluted earnings per share -
                         adjusted weighted  average shares and assumed
                         conversions                                               53,216,891        40,220,420
                                                                              ===============   ===============

                    Basic loss per share                                      $        (0.079)  $        (0.086)
                                                                              ===============   ===============

                    Diluted loss per share                                    $        (0.079)  $        (0.086)
                                                                              ===============   ===============



The Company incurred a net loss for the years ended December 31, 1999 and 1998, there were no adjustments for potentially dilutive securities as the adjustments would have been anti-dilutive.